                                    FORM OF

                  PLAN OF DISTRIBUTION PURSUANT TO RULE 12b-1
                               (Class B Shares)

     WHEREAS, VAN ECK FUNDS, an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts (hereinafter called the "Trust"), is engaged in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "Act");

     WHEREAS, the Trust is authorized to issue shares of beneficial interest, in separate series, with each such series representing the interests in a separate portfolio of securities and other assets;

     WHEREAS, shares of beneficial interest of certain series of the Trust may be divided into two or more classes (any series, currently existing or hereafter established by the Trust offering two or more classes of its shares being referred hereafter, individually or collectively as the context may require, as "Series");

     WHEREAS, the class of shares of a Series offered to the public at the public offering price per share and subject to a contingent deferred sales charge ("CDSC") on the terms and conditions set forth in the Trust's then-current prospectus shall be designated as Class B shares (the Class B Shares hereinafter "Shares");

     WHEREAS, Van Eck Securities Corporation (the "Underwriter") serves as principal underwriter of Shares of each Series pursuant to a written agreement;

     WHEREAS, the Trust hereby intends to act as a distributor of Shares in accordance with Rule 12b-1 under the Act, as it may from time to time be amended ("Rule 12b-1"), and desires to adopt a Plan of Distribution pursuant to such Rule on the terms and conditions as hereinafter set forth, in respect of Shares (the "Plan");

     WHEREAS, initially, the Asia Dynasty Fund ("Initial Series") shall issue Shares;

     WHEREAS, the Trustees as a whole, and the Trustees who are not "interested persons" of the Trust (as defined in the Act) and who have no direct or indirect financial interest in the operation of the Plan and any agreements relating to it (the "Qualified Trustees"), having determined, in the exercise of their reasonable business judgement and in light of their fiduciary duties under state law and under Sections 36(a) and (b) of the Act, that there is a reasonable likelihood that the Plan will benefit the Initial Series and the holders of the Shares of such Series, have approved the Plan by vote cast in person at a meeting called for the purpose of voting on the Plan and agreements related thereto; and

     WHEREAS, Van Eck Associates Corporation, as the sole shareholder of the Shares of the Initial Series, has approved the Plan.

     NOW, THEREFORE, the Trust hereby adopts the Plan in accordance with Rule 12b-1:

Section 1.  Distribution Activities
            -----------------------

     Subject to the supervision of the Trustees, the Trust or the Underwriter on behalf of the Trust for the compensation set forth herein may, directly or indirectly, engage in any activities primarily intended to result in the sale of Shares, which activities may include, but are not limited to, one or more of the following: (1) advancing commissions to securities dealers in respect of sales of Shares ("Advanced

Commissions"); (2) making payments to securities dealers and others engaged in the sale of Shares, including making payments of fees to the broker of record for servicing shareholder accounts ("Maintenance Fees"); (3) paying compensation to and expenses of personnel (including personnel of the Underwriter and organizations with which the Trust or the Underwriter has entered into agreements pursuant to this Plan) who engage in or support distribution of Shares or who render shareholder support services, including but not limited, to office space and equipment, telephone facilities and expenses, answering routine inquiries regarding the Trust, processing shareholder transactions and providing such other shareholder services as the Trust may reasonably request; (4) formulating and implementing marketing and promotional activities, including but not limited to direct mail promotions and television, radio, newspaper, magazine and other mass media advertising; (5) preparing, printing and distributing sales literature; (6) preparing, printing and distributing prospectuses of the Trust and reports for recipients other than existing shareholders of the Trust; (7) obtaining such information, analyses and reports with respect to marketing and promotional activities as the Trust may, from time to time, deem advisable and;
(8) paying, or reimbursing the Underwriter for, interest on unrecouped Carry Forward Commissions (as hereafter defined) at a rate paid by the Underwriter, or, if such amounts are funded by the Underwriter or an affiliate, at the Broker Call Loan Rate as reported in the Wall Street Journal, as such rates may vary from day to day. The Underwriter on behalf of the Trust is authorized to engage in the activities listed above, and in any other activities primarily intended to result in the sale of Shares, either directly or through other persons with which the Trust or the Underwriter has entered into agreements pursuant to the Plan (all such activities hereafter "Distribution Activities"). The Underwriter is not obligated to perform all of the Distribution Activities enumerated above or maintain any level of service or expenditures, but shall in its sole discretion, determine which Distribution Activities to engage in and the resources to be committed to such activities.

Section 2.  Fees, Maximum Expenditures
            --------------------------

     (a)  Payment for Distribution Activities - The Trust is authorized to pay
          -----------------------------------
the Underwriter for the Distribution Activities performed under the Plan a fee at the annual rate set forth in Exhibit A ("Annual Fee"). Such Series shall calculate daily amounts payable by it in respect of Shares hereunder and shall pay such amounts monthly or at such other intervals as the Trustees may determine. In the event the Plan is terminated, the Underwriter shall be entitled to recoup amounts expended on Distribution Activities on behalf of the Series in excess of the Annual Fees, CDSC and any other compensation received in connection with the distribution of the Shares ("Unrecouped Amounts"). The Payment of Unrecouped Amounts in the case of a Series shall not exceed, on an annual basis, the Annual Fee ("Annual Limitation"). Unrecouped Amounts payable under the Plan that are not paid because they exceed the Annual Fee ("Carry Forward Amounts") shall be carried forward by a Series and shall be paid within the Annual Limitation in accordance with this Plan. Carry Forward Amounts attributable to commissions advanced by, or on behalf of, the Underwriter in respect of Shares pursuant to Section 1(1) hereof are "Carry Forward Commissions."

     (b)  Application of Proceeds - The excess of amounts received by the
          -----------------------
Underwriter under Section 2(a) hereof over amounts paid by it as Maintenance Fees to third parties which are not "affiliated persons" (as defined in the Act) of the Trust and the proceeds received by the Underwriter from CDSC payments shall be applied first toward interest on unreimbursed Carry Forward Commissions, then to reduce any unreimbursed Carry Forward Commissions and then to reduce the costs incurred by the Underwriter in performing Distribution Activities.

     (c) Any unreimbursed Carry Forward Amounts under Section 2(a) attributable to a fiscal year of a Series shall be paid by the Trust in respect of Shares in a subsequent year within the limitations set forth herein. Expenditures made by one class under the Plan may not be used to subsidize the sale of shares of another class of a Series.

Section 3.  Term and Termination
            --------------------

     (a)  Initial Series.  The Plan shall become effective on ____________ with
          --------------
respect to the Initial Series.

     (b)  Additional Series.  As additional Series other than the Initial Series
          -----------------
are established, the Plan shall become effective with respect to each such Series listed in Exhibit A at the Annual Fee set forth in such Exhibit upon the initial public offering of such new Series, provided that the Plan has previously been approved for continuation, together with any related agreements, by votes of a majority of both (a) the Trustees of the Trust and (b) the Qualified Trustees, cast in person at a meeting held before the initial public offering of such new Series and called for the purpose of voting on such approval.

     (c)  Continuation of the Plan.  The Plan and any related agreements shall
          ------------------------
continue in effect with respect to a Series for so long as such continuance is specifically approved at least annually by votes of a majority of both (a) the Trustees of the Trust and (b) the Qualified Trustees, cast in person at a meeting called for the purpose of voting on this Plan and such related agreements.

     (d)  Termination of the Plan.  The Plan may be terminated at any time with
          -----------------------
respect to any Series by vote of a majority of the Qualified Trustees, or by vote of a majority of the outstanding Shares. The Underwriter shall not be entitled to reimbursement in respect of costs incurred in performing Distribution Activities which occur after termination of the Plan. However, the Underwriter shall be entitled to reimbursement of all Carry Forward Amounts and other costs properly incurred in respect of Shares prior to termination, and the Trust shall continue to make any required payments to the Underwriter pursuant to Section 2 subject to the Annual Limitation until such time as all such amounts have been reimbursed. The Underwriter shall also be entitled to receive all CDSC's paid or payable with respect to Shares purchased before the termination of the Plan that are redeemed or repurchased by the Trust subsequent to termination of the Plan. The Plan may remain in effect with respect to a Series even if it has been terminated in accordance with this Section 3(d) with respect to one or more other Series.

Section 4.  Amendments
            ----------

     The Plan may not be amended to increase materially the amount of distribution expenditures provided for in Section 2 hereof unless such amendment is approved by a vote of the majority of the outstanding voting securities of each of the affected classes of a Series and no material amendment to the Plan shall be made unless approved in the manner provided for annual renewal in
Section 3(c) hereof.

Section 5.  Independent Trustees
            --------------------

     While the Plan is in effect, the selection and nomination of Trustees who are not interested persons (as defined in the Act) of the Trust shall be committed to the discretion of the Trustees who are not interested persons.

Section 6.  Quarterly Reports
            -----------------

     The Treasurer of the Trust shall provide to the Trustees and the Trustees shall review, at least quarterly, a written report of the amounts expended for Distribution Activities and the purpose for which such expenditures were made. The Treasurer shall review, at least annually the revenues received and expenses incurred by the Underwriter pursuant to the Plan.

Section 7.  Recordkeeping
            -------------

     The Trust shall preserve copies of the Plan and any related agreements and all reports made pursuant to Section 6 hereof, for a period of not less than six years from the date of the Plan, or the agreements and such report, as the case may be, the first two years in an easily accessible place.

Section 8.  Limitation of Liability
            -----------------------

     The term "Van Eck Funds" means and refers to the Trustees from time to time serving under the Master Trust Agreement dated February 6, 1992, as the same may subsequently thereto have been, or subsequently hereto be, amended. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but bind only the assets and property of the Trust, as provided in the Master Trust Agreement of the Trust. The execution and delivery of the Plan have been authorized by the Trustees and shareholders of the Trust and signed by an authorized officer of the Trust, acting as such, and neither such authorization by such Trustees and shareholders nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Trust as provided in its Master Trust Agreement.

     IN WITNESS WHEREOF, the Trust has executed this Plan of Distribution on the day and year set forth below in New York, New York.

Date:

                                             VAN ECK FUNDS

                                             ....................
                                             Vice President

ATTEST:

 .....................
Secretary

                                 VAN ECK FUNDS
                                   EXHIBIT A

Name of Series                     Maximum 12b-1 Fees/Annual Limitation
                                   (Annually as a % of average daily net assets)


Asia Dynasty Fund-B                1.00%

Global Balanced Fund               1.00%

September 30, 1993


Board of Trustees
Van Eck Funds
122 East 42nd Street
New York, NY 10168

RE:  Rule 12b-1 Plan of Distribution  ("12b-1 Plan")

Gentlemen:

The 12b-1 Plan in effect for the Class B shares of the Global Balanced Fund Series of the Van Eck Funds is a "compensation" type plan with a carryover/reimbursement provision. Under this provision, Van Eck Securities Corporation ("the Distributor") shall be entitled to reimbursement of distribution expenses incurred on behalf of the Fund which have not been recouped from payment made under the Plan in the event the Plan is terminated. Such unrecouped distribution expenses incurred by the Distributor are to be paid by the Fund, subject to the annual limitation on such expenses under the terminated Plan, after termination. We understand that the Securities and Exchange Commission and the American Institute of Certified Public Accountants are reviewing the proper treatment of carryover amounts. We believe that accrual of carryover amounts as a liability, with a corresponding reduction in the net asset value per share, is not in the best interests of shareholders and defeats the purpose of such plans. This is particularly true in the case of funds with a contingent deferred sales charge where accrual essentially defeats the "pay as you go" alternative to a front-end sales charge. Further, we are of the opinion that recoupment by the Distributor of commissions advanced by the Distributor on behalf of investors and other costs pursuant to the Plan incurred for the benefit of the Fund is not unfair to the Fund and its shareholders.

In view of the foregoing, and notwithstanding anything to the contrary in the Plan, the Distributor agrees that, in the event a Plan is terminated and Distributor no longer serves as distributor or principal underwriter of the shares of the Fund terminating the Plan, it will waive its right to reimbursement of Unrecouped Amounts (as defined in the Plans) attributable to
fiscal year of the Funds ending on December 31, 1993.   If the Distributor
continues to serve as distributor or principal underwriter of the Funds shares or the Board of Trustees determines that reimbursement of Unrecouped Amounts after Plan termination is appropriate, then the Distributor shall be entitled to reimbursement of all Carryover Amounts.

Sincerely,

John C. van Eck



cc:  Philip Newman, Goodwin, Procter & Hoar
     Kelly Brennan, Coopers & Lybrand

                                    FORM OF
                  PLAN OF DISTRIBUTION PURSUANT TO RULE 12b-1
                               (Class A Shares)

     WHEREAS, VAN ECK FUNDS, an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts (hereinafter called the "Trust"), is engaged in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "Act");

     WHEREAS, the Trust is authorized to issue shares of beneficial interest, in separate series, with each such series representing the interests in a separate portfolio of securities and other assets;

     WHEREAS, shares of beneficial interest of certain series of the Trust may be divided into two or more classes (any series, currently existing or hereafter established by the Trust offering two or more classes of its shares being referred hereafter, individually or collectively as the context may require, as "Series");

     WHEREAS, the class of shares of a Series offered to the public at net asset value plus a sales charge equal to a specified percentage of the public offering price on the terms and conditions set forth in the Trust's then-current prospectus shall be designated as Class A shares (the Class A shares hereinafter "Shares");

     WHEREAS, Van Eck Securities Corporation (the "Underwriter") serves as principal underwriter of the Shares in each Series pursuant to a written agreement;

     WHEREAS, the Trust hereby intends to act as a distributor of the Shares in accordance with Rule 12b-1 under the Act, as it may from time to time be amended ("Rule 12b-1"), and desires to adopt a Plan of Distribution pursuant to such Rule on the terms and conditions as hereinafter set forth in respect of Shares (the "Plan");

     WHEREAS, initially, the Global Balanced Fund ("Initial Series") shall issue Shares;

     WHEREAS, the Trustees as a whole, and the Trustees who are not "interested persons" of the Trust (as defined in the Act) and who have no direct or indirect financial interest in the operation of this Plan and any agreements relating to it (the "Qualified Trustees"), having determined, in the exercise of their reasonable business judgement and in light of their fiduciary duties under state law and under Sections 36(a) and (b) of the Act, that there is a reasonable likelihood that this Plan will benefit the Initial Series and the holders of the Shares of such Series, have approved the Plan by votes cast in person at a meeting called for the purpose of voting on this Plan and agreements related thereto; and

     WHEREAS, Van Eck Associates Corporation, as the sole shareholder of the Shares of the Initial Series, has approved the Plan.

     NOW, THEREFORE, the Trust hereby adopts the Plan in accordance with Rule 12b-1:


SECTION 1.  Distribution Activities
            -----------------------

     Subject to the supervision of the Trustees, the Trust or the Underwriter on behalf of the Trust for the compensation set forth herein may, directly or indirectly, engage in any activities primarily intended to result in the sale of Shares, which activities may include, but are not limited to, the following: (1) making payments to securities dealers and others engaged in the sale of Shares, including making payment of fees to the broker of record for servicing shareholder accounts ("Maintenance Fees");
(2) paying compensation to and expenses of personnel (including personnel of the Underwriter and organizations with which the Trust or Underwriter has entered into agreements pursuant to this Plan) who engage in or support distribution of Shares or who render shareholder support services, including but not limited to, office space and equipment, telephone facilities and expenses, answering routine inquiries regarding the Trust, processing shareholder transactions and providing such other shareholder services as the Trust may reasonably request; (3) formulating and implementing marketing and promotional activities, including but not limited to direct mail promotions and television, radio, newspaper, magazine and other mass media advertising; (4) preparing, printing and distributing sales literature; (5) preparing, printing and distributing prospectuses of the Trust and reports for recipients other than existing shareholders of the Trust; and
(6) obtaining such information, analyses and reports with respect to marketing and promotional activities as the Trust may, from time to time, deem advisable. The Underwriter on behalf of the Trust is authorized to engage in the activities listed above, and in any other activities primarily intended to result in the sale of Shares, either directly or through other persons with which the Trust or the Underwriter has entered into agreements pursuant to the Plan (all such activities hereafter "Distribution Activities"). The Underwriter is not obligated to perform all of the Distribution Activities enumerated above or maintain any level of services or expenditures, but shall in its sole discretion, determine which Distribution Activities to engage in and the resources to be committed to such activities.

Section 2.  Fees, Maximum Expenditures
          ----------------------------

     (a)  Payment for Distribution Activities - The Trust is authorized to pay
          -----------------------------------
the Underwriter for the Distribution Activities performed under the Plan a fee at the annual rate set forth in Exhibit A ("Annual Fee"). Such Series shall calculate daily amounts payable by it in respect of Shares hereunder and shall pay such amounts monthly or at such other intervals as the Trustees may determine. In the event the Plan is terminated, the Underwriter shall be entitled to recoup amounts expended on Distribution Activities on behalf of the Series in excess of the Annual Fees, and any other compensation received in connection with the distribution of the Shares ("Unrecouped Amounts"). The Payment of Unrecouped Amounts in the case of a Series shall not exceed, on an annual basis, the Annual Fee ("Annual Limitation"). Unrecouped Amounts payable under the Plan that are not paid because they exceed the Annual Fee ("Carry Forward Amounts") shall be carried forward by a Series and shall be paid within the Annual Limitation in accordance with this Plan.

     (b)  Application of Proceeds - The excess of amounts received by the
          -----------------------
Underwriter under Section 2(a) hereof over amounts paid by it as Maintenance Fees to third parties which are not "affiliated persons" (as defined in the Act) of the Trust shall be applied toward reducing the Unrecouped Amounts.

     (c) Any Unrecouped Carry Forward Amounts under Section 2(a) attributable to a fiscal year of a Series shall be paid by the Trust in respect of Shares in a subsequent year within the limitations set forth herein. Expenditures made by one class under the Plan may not be used to subsidize the sale of shares of another class of a Series.


Section 3.  Term and Termination
            --------------------

     (a)  Initial Series.  The Plan shall become effective on _____________ with
          --------------
respect to the Initial Series.

     (b)  Additional Series.  As additional Series other than the Initial Series
          -----------------
are established, this Plan shall become effective with respect to each such Series listed in Exhibit A at the Annual Fee set forth in such Exhibit upon the initial public offering of such new Series, provided that the Plan has previously been approved for continuation, together with any related agreements, by votes of a majority of both (a) the Trustees of the Trust and (b) the Qualified Trustees, cast in person at a meeting held before the initial public offering of such new Series and called for the purpose of voting on such approval.

     (c)  Continuation of the Plan.  The Plan and any related agreements shall
          ------------------------
continue in effect with respect to a class for so long as such continuance is specifically approved at least annually by votes of a majority of both (a) the Trustees of the Trust and (b) the Qualified Trustees, cast in person at a meeting called for the purpose of voting on this Plan and such related agreements.

     (d)  Termination of the Plan.  The Plan may be terminated at any time with
          -----------------------
respect any Series or any class by vote of a majority of the Qualified Trustees, or by vote of a majority of the outstanding Shares. The Underwriter shall not be entitled to reimbursement in respect of costs incurred in performing Distribution Activities which occur after termination of the Plan. However, the Underwriter shall be entitled to reimbursement of all Unrecouped Amounts and other costs properly incurred in respect of Shares prior to termination, and the Trust shall continue to make payments to the Underwriter pursuant to Section 2 subject to the Annual Limitation until such time as all such amounts have been reimbursed. The Plan may remain in effect with respect to a Series even if it has been terminated in accordance with this Section 3(d) with respect to one or more other Series.

Section 4.  Amendments
            ----------

     The Plan may not be amended to increase materially the amount of distribution expenditures provided for in Section 2 hereof unless such amendment is approved by a vote of the majority of the outstanding voting securities of each of the affected classes of a Series and no material amendment to the Plan shall be made unless approved in the manner provided for annual renewal in
Section 3(c) hereof.

Section 5.  Independent Trustees
            --------------------

     While the Plan is in effect, the selection and nomination of Trustees who are not interested persons (as defined in the Act) of the Trust shall be committed to the discretion of the Trustees who are not interested persons.

Section 6.  Quarterly Reports
            -----------------

     The Treasurer of the Trust shall provide to the Trustees and the Trustees shall review, at least quarterly, a written report of the amounts expended for Distribution Activities and the purpose for which such expenditures were made.


Section 7.  Recordkeeping
            -------------

     The Trust shall preserve copies of the Plan and any related agreements and all reports made pursuant to Section 6 hereof, for a period of not less than six years from the date of this Plan, or the agreements and such report, as the case may be, the first two years in an easily accessible place.

Section 8.  Limitation of Liability
            -----------------------

     The term "Van Eck Funds" means and refers to the Trustees from time to time serving under the Master Trust Agreement dated February 6, 1992, as the same may subsequently thereto have been, or subsequently hereto be, amended. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but bind only the assets and property of the Trust, as provided in the Master Trust Agreement of the Trust. The execution and delivery of this Plan have been authorized by the Trustees and shareholders of the Trust and signed by an authorized officer of the Trust, acting as such, and neither such authorization by such Trustees and shareholders nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Trust as provided in its Master Trust Agreement.

     IN WITNESS WHEREOF, the Trust has executed this Plan of Distribution on the day and year set forth below in New York, New York.

Date:

                                   VAN ECK FUNDS


                                   .....................
                                   Vice President


ATTEST:

 .....................
Secretary

                                 VAN ECK FUNDS
                                   EXHIBIT A

Names of Series                    Maximum 12b-1 Fees/Annual Limitation
                                   (Annually as a % of average daily net assets)

Global Balanced Fund (Class A)     .50%

September 30, 1993


Board of Trustees
Van Eck Funds
122 East 42nd Street
New York, NY 10168

RE:  Rule 12b-1 Plan of Distribution  ("12b-1 Plan")

Gentlemen:

The 12b-1 Plan in effect for the Class A shares of the Global Balanced Fund Series of the Van Eck Funds is a "compensation" type plan with a carryover/reimbursement provision. Under this provision, Van Eck Securities Corporation ("the Distributor") shall be entitled to reimbursement of distribution expenses incurred on behalf of the Fund which have not been recouped from payment made under the Plan in the event the Plan is terminated. Such unrecouped distribution expenses incurred by the Distributor are to be paid by the Fund, subject to the annual limitation on such expenses under the terminated Plan, after termination. We understand that the Securities and Exchange Commission and the American Institute of Certified Public Accountants are reviewing the proper treatment of carryover amounts. We believe that accrual of carryover amounts as a liability, with a corresponding reduction in the net asset value per share, is not in the best interests of shareholders and defeats the purpose of such plans.

In view of the foregoing, and notwithstanding anything to the contrary in the Plan, the Distributor agrees that, in the event a Plan is terminated and Distributor no longer serves as distributor or principal underwriter of the shares of the Fund terminating the Plan, it will waive its right to reimbursement of Unrecouped Amounts (as defined in the Plans) attributable to
fiscal year of the Funds ending on December 31, 1993.   If the Distributor
continues to serve as distributor or principal underwriter of the Funds shares or the Board of Trustees determines that reimbursement of Unrecouped Amounts after Plan termination is appropriate, then the Distributor shall be entitled to reimbursement of all Carryover Amounts.

Sincerely,

John C. van Eck



cc:  Philip Newman, Goodwin, Procter & Hoar
     Kelly Brennan, Coopers & Lybrand